                        Natural MicroSystems Corporation
                                    Exhibits


No. 11.1   Statement of Computation of Earnings Per Share
                             (In $000 except per share data)

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


                                                    3 Months Ended
                                                    --------------
                                          March 31, 1996     March 31, 1997
                                          --------------     --------------

Net Income                                  $        853       $      1,776
                                          ==============     ==============

Weighted average common shares                     7,902             10,107
 outstanding

Common shares attributable to
dilutive options and warrants                        818                634

                                          --------------     --------------
Weighted average shares                            8,720             10,741
                                          ==============     ==============

Net income per share                        $       0.10       $       0.17
                                          ==============     ==============

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